RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES
SECOND QUARTER RESULTS

Pennsauken, NJ – August 10, 2020 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care and information technology services, today announced financial results for the thirteen and twenty-six week periods ended June 27, 2020.

RCM Technologies reported revenue of $32.7 million for the thirteen week period ended June 27, 2020 (the current period), a 35.6% decrease as compared to $50.7 million for the thirteen week period ended June 29, 2019 (the comparable prior year period). Gross profit was $8.5 million for the current period, a 33.6% decrease as compared to $12.8 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $1.2 million for the current period, as compared to GAAP operating income of $2.2 million for the comparable prior year period.  The Company experienced a GAAP net loss of $1.0 million, or $0.08 per diluted share, for the current period as compared to GAAP net income of $1.3 million, or $0.10 per diluted share, for the comparable prior year period.

RCM Technologies reported revenue of $77.7 million for the twenty-six week period ended June 27, 2020 (the current period), a 24.1% decrease as compared to $102.3 million for the twenty-six week period ended June 29, 2019 (the comparable prior year period). Gross profit was $19.3 million for the current period, a 23.6% decrease as compared to $25.3 million for the comparable prior year period.  The Company experienced a GAAP operating loss of $8.9 million for the current period, as compared to GAAP operating income of $3.8 million for the comparable prior year period.  The Company experienced a GAAP net loss of $6.9 million, or $0.54 per diluted share, for the current period as compared to GAAP net income of $2.7 million, or $0.21 per diluted share, for the comparable prior year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “We believe that RCM performed well against our COVID plan that we outlined in May. We outlined a plan where we would surgically cut non-critical SGA expenses and focus heavily on utilization and gross margin, while at the same time working to maximize cash flow from operations. We are pleased with the results on all three fronts and look forward to the second half of 2020.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “As we reduced our net debt by 51% in only thirteen weeks, from $32.1 million on March 28, 2020, to $15.7 million on June 27, 2020, I believe we executed well against this high second-quarter priority. We expect to reduce our debt further during the third quarter.”

Conference Call
On Tuesday, August 11, 2020, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:00 a.m. Eastern Time.  The dial-in number is (866)-578-1005.

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services.  RCM is an innovative leader in the delivery of these solutions to commercial and government sectors.  RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America and Serbia.  Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.  These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions.  In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances.  Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline and potential project wins and our expectations for growth in our business. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements.  Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
 (In Thousands, Except Per Share Amounts)

	Thirteen Week Periods Ended
	June 27, 2020	June 29, 2019
Revenue	$32,652	$50,705
Cost of services	24,149	37,902
Gross profit	8,503	12,803
Selling, general and administrative	8,994	10,202
Depreciation and amortization of property and equipment	246	325
Amortization of acquired intangible assets	80	83
Write-off of receivables and professional fees incurred related to arbitration	350	-
Operating (loss) income	(1,167)	2,193
Other expense, net	233	483
(Loss) income before income taxes	(1,400)	1,710
Income tax (benefit) expense	(408)	459
Net (loss) income	($992)	$1,251

Diluted net (loss) earnings per share data	($0.08)	$0.10

	Twenty-Six Week Periods Ended
	June 27, 2020	June 29, 2019
Revenue	$77,685	$102,300
Cost of services	58,339	76,980
Gross profit	19,346	25,320
Selling, general and administrative	19,231	20,667
Depreciation and amortization of property and equipment	501	640
Amortization of acquired intangible assets	160	165
Write-off of receivables and professional fees incurred related to arbitration	8,397	-
Operating (loss) income	(8,943)	3,848
Other expense, net	642	949
(Loss) income before income taxes	(9,585)	2,899
Income tax (benefit) expense	(2,648)	185
Net (loss) income	($6,937)	$2,714

Diluted net (loss) earnings per share data	($0.54)	$0.21

RCM Technologies, Inc.
Summary Consolidated Selected Balance Sheet Data
 (In Thousands)

	June 27, 2020	December 28, 2019
	(Unaudited)
Cash and cash equivalents	$1,632	$1,847
Accounts receivable, net	$39,519	$59,760
Total current assets	$43,646	$70,657
Total assets	$70,178	$96,173
Total current liabilities	$21,152	$21,408
Borrowing under line of credit	$17,363	$34,761
Net debt (line of credit less cash)	$15,731	$32,914
Note payable	$2,230	-
Total liabilities	$46,640	$63,770
Stockholders’ equity	$23,538	$32,403

RCM Technologies, Inc.
Supplemental Operating Results on a Non-GAAP Basis
(Unaudited)
(In Thousands)

The following non-GAAP data, which adjusts for the categories of expenses described below, is a non-GAAP financial measure.  Our management believes that this non-GAAP financial measure is useful information for investors, shareholders and other stakeholders of our Company in gauging our results of operations on an ongoing basis.  We believe that EBITDA and Adjusted EBITDA are performance measures and have provided a reconciliation between net income and EBITDA and Adjusted EBITDA.  Neither EBITDA nor Adjusted EBITDA should be considered as an alternative to net income as an indicator of performance.  In addition, neither EBITDA nor Adjusted EBITDA takes into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.  These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company's GAAP net income measure and the corresponding adjustments used to calculate “EBITDA” and “Adjusted EBITDA” for the thirteen and twenty-six week periods ended June 27, 2020 and June 29, 2019.

	Thirteen Week Periods Ended		Twenty-Six Week Periods Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
GAAP net (loss) income	($992)	$1,251	($6,937)	$2,714
Income tax (benefit) expense	(408)	459	(2,648)	185
Interest expense	184	458	524	887
Imputed interest on contingent consideration	36	48	72	96
Depreciation of property and equipment	246	325	501	640
Amortization of acquired intangible assets	80	83	160	165
EBITDA (non-GAAP)	($854)	$2,624	($8,328)	$4,687

Adjustments
Write-off of receivables and professional fees incurred related to arbitration	350	-	8,397	-
Loss (gain) on foreign currency transactions	13	(23)	46	(34)
Adjusted EBITDA (non-GAAP)	($491)	$2,601	$115	$4,653

RCM Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Thirteen Week Periods Ended
	June 27, 2020	June 29, 2019
Net (loss) income	($992)	$1,251
Adjustments to reconcile net income to cash used in operating activities	(38)	761
Changes in operating assets and liabilities:
Accounts receivable	11,253	353
Prepaid expenses and other current assets	1,620	548
Net of transit accounts receivable and payable	(66)	917
Accounts payable and accrued expenses	2,745	(639)
Accrued payroll and related costs	2,239	(345)
Right of use assets and liabilities	(17)	(7)
Income taxes payable	110	239
Total adjustments	17,846	1,827
Cash provided by operating activities	$16,854	$3,078

Net cash used in investing activities	(76)	(136)
Net cash used in financing activities	(15,830)	(3,743)
Effect of exchange rate changes	42	(24)
Increase (decrease) in cash and cash equivalents	$990	($825)

	Twenty-Six Week Periods Ended
	June 27, 2020	June 29, 2019
Net (loss) income	($6,937)	$2,714
Adjustments to reconcile net income to cash used in operating activities	5,977	1,494
Changes in operating assets and liabilities:
Accounts receivable	12,227	(5,911)
Prepaid expenses and other current assets	1,786	658
Net of transit accounts receivable and payable	907	962
Accounts payable and accrued expenses	2,739	(1,465)
Accrued payroll and related costs	950	(1,217)
Right of use assets and liabilities	3	259
Income taxes payable	131	29
Total adjustments	24,720	(5,191)
Cash provided by (used in) operating activities	$17,783	($2,477)

Net cash used in investing activities	(111)	(238)
Net cash (used in) provided by financing activities	(17,764)	3,140
Effect of exchange rate changes	(123)	(39)
(Decrease) increase in cash and cash equivalents	($215)	$386

RCM Technologies, Inc.
Summary of Selected Income Statement Data
(Unaudited)
(In Thousands)

	Thirteen Week Period Ended June 27, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$14,038	$10,684	$7,930	$32,652
Cost of services	9,804	8,487	5,858	24,149
Gross profit	$4,234	$2,197	$2,072	$8,503
Gross profit margin	30.2%	20.6%	26.1%	26.0%

	Thirteen Week Period Ended June 29, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$18,583	$23,370	$8,752	$50,705
Cost of services	13,324	18,057	6,521	37,902
Gross profit	$5,259	$5,313	$2,231	$12,803
Gross profit margin	28.3%	22.7%	25.5%	25.3%

	Twenty-Six Week Period Ended June 27, 2020
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$28,201	$32,881	$16,603	$77,685
Cost of services	20,001	26,311	12,027	58,339
Gross profit	$8,200	$6,570	$4,576	$19,346
Gross profit margin	29.1%	20.0%	27.6%	24.9%

	Twenty-Six Week Period Ended June 29, 2019
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$37,638	$47,540	$17,122	$102,300
Cost of services	27,682	36,593	12,705	76,980
Gross profit	$9,956	$10,947	$4,417	$25,320
Gross profit margin	26.5%	23.0%	25.8%	24.8%